As filed with the Securities and Exchange Commission on August 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8740447
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 250

Deerfield, IL 60015

(847) 236-0921

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard L. Sharff, Jr., Esq.

Executive Vice President, General Counsel and Corporate Secretary

569 Brookwood Village, Suite 901

Birmingham, AL 35209

(205) 545-2572

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Copies of all communications, including communications sent to agent for service)

Timothy W. Gregg, Esq.

Andrew S. Nix, Esq.

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

2400 Regions/Harbert Plaza

Birmingham, Alabama 35203

(205) 254-1212

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Share / Proposed Maximum Aggregate Offering Price / Amount of Registration Fee(1)(2)
Common stock, $0.01 par value per share

(1)	An unspecified aggregate initial offering price and number of shares of common stock is being registered as may from time to time be sold at indeterminate prices.
(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Surgical Care Affiliates, Inc.

Common Stock

We or selling stockholders may, from time to time in one or more offerings, together or separately, offer and sell the shares of common stock described in this prospectus, in amounts, at prices and on other terms to be determined at the time of any offering. We will not receive any of the proceeds from the sale of shares of our common stock by selling stockholders.

This prospectus provides a general description of the manner in which we or selling stockholders may offer and sell shares of common stock. The specific manner in which shares of common stock may be offered and sold will be described in one or more supplements to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling stockholders, if applicable. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering. You should read carefully this prospectus, any prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our common stock. This prospectus may not be used to offer or sell any common stock unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SCAI.” The last reported closing sale price of our common stock on the NASDAQ Global Select Market on August 4, 2015 was $37.08 per share.

We or selling stockholders may offer and sell shares of common stock directly to or through one or more underwriters or dealers, through agents, or directly to one or more purchasers, on a continuous or delayed basis. The prospectus supplement for any offering of shares of common stock will describe in detail the plan of distribution for that offering.

The mailing address of our principal executive offices is 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015. Our telephone number is (847) 236-0921.

Investing in our common stock involves risks. We urge you to read carefully the information included or incorporated by reference into this prospectus and any prospectus supplement for a discussion of the important factors you should consider before buying shares of our common stock. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2015.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using an automatic “shelf” registration process. By using a shelf registration statement, we or any selling stockholder may sell shares of our common stock from time to time, in one or more offerings. In addition, we, any of our affiliates or the selling stockholders may use this prospectus and any prospectus supplement in a remarketing or other resale transaction involving the shares of common stock after their initial sale.

We have provided to you in this prospectus a general description of the common stock we or the selling stockholders may offer. Each time we or the selling stockholders sell shares of common stock under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the selling stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus and any prospectus supplement or a related authorized free writing prospectus, and we and the selling stockholders take no responsibility for any other information that others may give you. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of common stock to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference into this prospectus, any prospectus supplement or any related free writing prospectus is accurate as of any date other than the date of the document containing the information (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any prospectus supplement or any related free writing prospectus is delivered or shares of common stock are sold on a later date.

i

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other documents we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless we indicate otherwise or the context requires, (i) “Surgical Care Affiliates,” “our,” “our company,” “ours,” “we,” and “us” refer to Surgical Care Affiliates, Inc. and its consolidated subsidiaries after our conversion from a Delaware limited liability company to a Delaware corporation on October 30, 2013, and to ASC Acquisition LLC and its consolidated subsidiaries prior to our conversion from a Delaware limited liability company to a Delaware corporation on October 30, 2013; (ii) “SCA” refers to Surgical Care Affiliates, LLC, our direct operating subsidiary; and (iii) “TPG” refers to TPG Global, LLC and its affiliates, and the “TPG Funds” refers to one or more of TPG FOF V-A, L.P., TPG FOF V-B, L.P. and TPG Partners V, L.P.

ii

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in or incorporated by reference into this prospectus, including the risks and uncertainties under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015, which are incorporated by reference herein, as well as the other risks and uncertainties described in or incorporated by reference into any prospectus supplement and in the other documents incorporated by reference into this prospectus or any prospectus supplement. See the section entitled “Where You Can Find More Information” in this prospectus. You should also note, however, that our business, financial condition, results of operations and prospects may have changed since the respective dates of those reports. The occurrence of any of these risks could have a material adverse effect on our business, prospects, results of operations or financial condition, in which case the trading price of our common stock could decline and you could lose all or part of your investment. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as defined in the U.S. Private Securities Litigation Reform Act of 1995, that reflect our current view with respect to, among other things, future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified in “Risk Factors” on page 1 of this prospectus and those noted in the documents incorporated by reference into this prospectus and any prospectus supplement, which risks and uncertainties could cause actual results to differ materially from historical results or those anticipated. Forward-looking statements include any statement that, without limitation, may predict, forecast, indicate or imply future results, performance or achievements instead of historical or current facts. Forward-looking statements can be identified by use of words such as “anticipates,” “approximately,” “believes,” “budget,” “can,” “could,” “continues,” “contemplates,” “estimates,” “expects,” “forecast,” “intends,” “may,” “might,” “objective,” “outlook,” “predicts,” “probably,” “plans,” “potential,” “project,” “seeks,” “shall,” “should,” “target,” “will,” or the negative of these terms and other words, phrases, or expressions with similar meaning.

Any forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those projected in the forward-looking statements, and we cannot give assurances that such statements will prove to be correct. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. Given these uncertainties, the reader should not place undue reliance on forward-looking statements as a prediction of actual results.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports and other information at the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov. Information on, or accessible through, the SEC’s website is not part of this prospectus or any accompanying prospectus supplement, except as described under “Incorporation of Documents by Reference.” The SEC’s website address is included only as an inactive textual reference and is not intended to be an active link to the SEC’s website.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, relating to the offering(s) to be effected hereunder. As allowed by SEC rules, this prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules included with the registration statement. Whenever a reference is made in this prospectus to a contract or other document of our company, the reference is only a summary. You are referred to the registration statement, the included exhibits and schedules for further information. This prospectus is qualified in its entirety by such other information. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference facilities of the SEC, in the manner described above.

We also maintain a website at http://www.scasurgery.com, through which you can access our filings with the SEC. Information on, or accessible through, our website is not part of this prospectus or any accompanying prospectus supplement. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete. The information incorporated by reference is considered to be part of this prospectus, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36154), any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offerings made by us under this prospectus (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any Current Report on Form 8-K or Form 8-K/A unless specifically stated in a prospectus supplement or in such Current Report):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 10, 2015;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, filed on May 11, 2015, and June 30, 2015, filed on August 4, 2015;

•	our Current Reports on Form 8-K filed on March 2, 2015, March 17, 2015, April 17, 2015 and June 8, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 25, 2013, including any amendment or report filed for the purpose of updating such description.

If any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information relating to us contained in this prospectus should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request and at no cost to the requester. Requests should be directed to: Investor Relations, Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015, telephone: (847) 236-0921. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://investor.scasurgery.com. The information contained on our website does not constitute a part of this prospectus, and our website address provided herein is intended to be an inactive textual reference only and not an active hyperlink to our website.

USE OF PROCEEDS

In the case of any sale of shares of our common stock by us, the use of proceeds will be specified in the accompanying prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our Certificate of Incorporation and By-Laws. These descriptions contain all information which we consider to be material, but may not contain all of the information that is important to you. To understand them fully, you should read our Certificate of Incorporation and By-Laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. The summary below is qualified in its entirety by reference to our Certificate of Incorporation and By-Laws. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”).

Please note that, with respect to any of our shares of common stock held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any “stockholder” or “holder” of those shares means only the depositary or its nominee. Persons who hold beneficial interests in our shares through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depositary.

Authorized Capitalization

Our capital structure consists of 180,000,000 authorized shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of August 1, 2015, there were 39,479,212 outstanding shares of our common stock and no outstanding shares of preferred stock.

Common Stock

As of August 1, 2015, there were 19 holders of record of our common stock.

The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds, based on the number of shares of common stock then held of record by such holder, subject to the preferential rights of the holders of any shares of preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by the stockholders, subject to the restrictions described below under the caption “—Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our By-Laws and Delaware Law.”

Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors, subject to our obligations under the Stockholders’ Agreement that we entered into with the TPG Funds dated November 4, 2013 (as amended, the “Stockholders’ Agreement”), which provides the TPG Funds with certain rights to designate candidates for nomination for our board of directors. Pursuant to our By-Laws, directors will be elected by a majority of the votes cast, except that they will be elected by a plurality of the shares voting in any contested election.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of our common stock are fully paid and non-assessable. Holders of our common stock have no preemptive rights, conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

No shares of our preferred stock are currently outstanding. Under our Certificate of Incorporation, our board of directors, without further action by our stockholders, is authorized to issue shares of preferred stock in one or more classes or series. The board may fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of us. We currently have no plans to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our By-Laws and Delaware Law

Our Certificate of Incorporation and By-Laws contain a number of provisions relating to corporate governance and to the rights of our stockholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect in that such provisions may delay, defer or prevent a change of control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by the stockholders. These provisions are summarized below. Certain provisions of our certificate of incorporation specific to TPG have not been included in this summary as they are no longer in effect as a result of TPG beneficially owning less than 50% of the outstanding shares of our common stock.

Classified Board. Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our Certificate of Incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by the board of directors, provided that the board of directors shall consist of not fewer than five individuals nor more than 11 individuals. Our board of directors currently has eight members.

Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 180,000,000 shares of common stock and 20,000,000 shares of preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of us. This possibility may encourage persons seeking to acquire control of us to negotiate first with our board of directors. The authorized but unissued stock may be issued by the board of directors in one or more transactions. In this regard, our Certificate of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change of control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” Our board of directors is able to implement a shareholder rights plan without further action by our stockholders. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Action by Written Consent. Our Certificate of Incorporation provides that stockholder action can be taken only at an annual meeting or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Special Meetings of Stockholders. Our Certificate of Incorporation provides that special meetings of our stockholders may be called only by our board of directors or the chairman of the board of directors. Our By-Laws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Advance Notice Procedures. Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not earlier than the opening of business 120 days prior, and not later than the close of business 90 days before, the first anniversary date of the immediately preceding annual meeting of stockholders. Our By-Laws also specify requirements as to the form and content of a stockholder’s notice. Under our By-Laws, the board of directors may adopt by resolution the rules and regulations for the conduct of meetings. These provisions do not apply to TPG so long as the Stockholders’ Agreement with the TPG Funds remains in effect. Except to the extent inconsistent with rules and regulations adopted by the board of directors, the chairman of the meeting of stockholders shall have the right to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Super Majority Approval Requirements. Our Certificate of Incorporation and By-Laws provide that the board of directors is expressly authorized to adopt, make, alter, amend or repeal our By-Laws without a stockholder vote in any matter not inconsistent with the laws of the state of Delaware. Any adoption, alteration, amendment or repeal of our By-Laws by our stockholders will require the affirmative vote of holders of at least 66 2/3% of the voting power of our outstanding common stock.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our Certificate of Incorporation provides that certain specified provisions in our Certificate of Incorporation, including those relating to actions by written consent of stockholders, calling of special meetings by stockholders, amendment of the Certificate of Incorporation and By-Laws, and the provision relating to business combinations, may be amended only by a vote of at least 66 2⁄3% of the voting power of our outstanding common stock. In addition, our Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of our outstanding common stock shall be required to amend, alter or repeal those provisions providing for, among certain other things, a classified board and outlining the requirements for the number and removal of directors.

The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or of us, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts.

Removal of Directors. Our Certificate of Incorporation provides that our directors may be removed only for cause by the affirmative vote of at least 66 2⁄3% of the voting power of our outstanding common stock. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.

Business Combinations with Interested Stockholders. We have opted out of the provisions of Section 203 of the DGCL, which regulates corporate takeovers; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding shares entitled to vote generally in the election of directors at the time the transaction commenced; or

•	on or after such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding shares entitled to vote generally in the election of directors that are not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding shares entitled to vote generally in the election of directors or any entity or person affiliated with or controlling or controlled by any of these entities or persons and who beneficially owned 15% or more of our outstanding shares entitled to vote generally in the election of directors at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder or an entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Certificate of Incorporation provides that TPG, and any of its direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain entities and individuals associated with us. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, TPG or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will not have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that TPG or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates, may take any such opportunity for themselves or offer it to another person or entity and shall not be liable to us or any of our affiliates, subsidiaries or stockholders for breach of any duty as a stockholder, director or officer or otherwise for pursuing or acquiring such opportunity.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL and requires that we provide them with customary indemnification. We have entered into customary indemnification agreements with each of our non-employee directors and employment agreements with each of our executive officers containing customary indemnification provisions. These agreements provide them, in general, with customary indemnification in connection with their service to us or on our behalf. We currently maintain management liability insurance in the aggregate amount of $10.0 million, excess director and officer liability insurance in the aggregate amount of $20.0 million and Side A director and officer liability insurance in the aggregate amount of $10.0 million.

Stockholders’ Agreement with the TPG Funds

In connection with our IPO, we entered into the Stockholders’ Agreement with the TPG Funds that provides that, so long as the Stockholders’ Agreement remains in effect, TPG will have certain rights to designate for nomination candidates for our board of directors. We are required to use our reasonable best efforts to cause the board of directors and the Nominating and Corporate Governance Committee to include such persons designated by TPG in the slate of nominees recommended by the board of directors for election by the stockholders.

As set forth in the Stockholders’ Agreement, for so long as TPG collectively owns at least 50% of the 23,940,916 shares of our common stock that were held by TPG at the closing of the IPO (the “Post-IPO Shares”), TPG is entitled to designate for nomination a majority of the seats on our board of directors. For so long as our board of directors consists of eight directors, the following step-down rules shall apply:

•	when TPG owns less than 50%, but at least 30%, of the Post-IPO Shares, TPG will be entitled to designate for nomination three directors to our board;

•	when TPG owns less than 30%, but at least 10%, of the Post-IPO Shares, TPG will be entitled to designate for nomination two directors to our board; and

•	thereafter, TPG will be entitled to designate for nomination one director so long as TPG collectively owns at least 3% of the Post-IPO Shares.

In the event that our board of directors is increased or decreased in size at any time, the nomination rights afforded to TPG will be proportionately adjusted, rounded up to the nearest whole person.

Our board of directors is currently comprised of eight directors. TPG has designated for nomination four of our directors and has the right to request that we increase the size of our board to nine directors and to fill such vacancy with a director designated by TPG. The following four directors have been designated for nomination by TPG and currently serve on our board: Todd B. Sisitsky, a TPG Partner, Jeffrey K. Rhodes, a TPG Partner, and Thomas C. Geiser and Sharad Mansukani, M.D., each of whom from time to time provide consulting services to TPG. TPG currently owns 40.9% of the outstanding shares of our common stock and 67.5% of Post-IPO Shares. Accordingly, TPG continues to have the right to designate for nomination a majority of our directors.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement with the TPG Funds and certain members of our management and our board of directors (the “Registration Rights Agreement”), which provides the TPG Funds with certain demand registration rights, including shelf registration rights, in respect of any shares of our common stock held by them, subject to certain conditions and limitations. The TPG Funds are entitled to an unlimited number of demand registrations. In addition, in the event that we register additional shares of common stock for sale to the public following the completion of the IPO, we are required to give notice of our intention to effect such a registration to the TPG Funds, certain members of management and certain members of our board of directors party to the Registration Rights Agreement, and, subject to certain limitations, include any shares of common stock held by them as they may request to be included in such registration. We are required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares of common stock pursuant to the Registration Rights Agreement. Following the one year anniversary of the IPO, the TPG Funds, pursuant to their rights under the Registration Rights Agreement, may demand that we file a shelf registration statement and use reasonable best efforts to have such shelf registration statement declared effective promptly and to remain effective until, subject to certain limitations, the earlier of the date on which all of the TPG Funds’ shares of common stock have been sold pursuant to a registration statement and the date no shares of common stock are held by the TPG Funds. The Registration Rights Agreement includes customary indemnification provisions in favor of the TPG Funds and the members of management and our board of directors party to the agreement, any person who is or might be deemed a control person (within the meaning of the Securities Act or the Exchange Act) and related parties, including, without limitation, officers, directors and employees, against certain losses and liabilities (including reasonable costs of investigation and legal expenses) resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such selling stockholder sells shares of our common stock, unless such liability arose from the applicable selling stockholder’s misstatement or omission and the applicable selling stockholder has agreed to indemnify us against losses caused by its misstatements or omissions, subject to certain limitations.

As of August 1, 2015, an aggregate of 18,376,649 shares of outstanding common stock were registrable securities pursuant to the terms of the Registration Rights Agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SCAI.”

PLAN OF DISTRIBUTION

We or the selling stockholders may, from time to time in one or more offerings, together or separately, offer and sell shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. Any applicable prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) for any offering of shares of common stock will describe the terms of the offering, including to the extent applicable:

•	the name or names of any agents, underwriters or dealers;

•	the number of shares of our common stock being offered and sold by us or any selling stockholder;

•	the names of any selling stockholders;

•	the purchase price of the shares of common stock being offered and sold and the proceeds, if any, we will receive from the sale;

•	all options under which underwriters may purchase additional shares of common stock from us or any selling stockholder;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers.

We or the selling stockholders may distribute shares of our common stock from time to time in one or more transactions, together or separately, at:

•	fixed prices, which may be changed from time to time;

•	market prices prevailing at the time of the sale;

•	prices related to such prevailing market prices;

•	varied prices determined at the time of the sale; or

•	negotiated prices.

Shares of our common stock may also be sold in one or more of the following transactions:

•	privately-negotiated transactions;

•	underwritten transactions;

•	block transactions in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through the writing of options;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	through any other method permitted by applicable law.

We or the selling stockholders may designate agents who agree to use their reasonable efforts to solicit purchases of shares of our common stock for the period of their appointment or to sell such shares on a continuing basis. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commission we will pay the agent in any applicable prospectus supplement.

Underwriters

The term “selling stockholders” includes donees, pledges, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from either selling stockholders as a gift, pledge, partnership, distribution or other non-sale related transfer. If we or the selling stockholders use underwriters for a sale of common stock, the underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offer price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We or the selling stockholders may use underwriters with whom we or the selling stockholders have a material relationship. To the extent required by law, we will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Additionally, the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act with respect to the shares they are offering for resale.

We and the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Direct Sales

We and the selling stockholders may sell shares of our common stock directly to one or more purchasers without using underwriters or agents. In addition, any shares that qualify for sale by the selling stockholders pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Remarketing

Shares of our common stock may be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any applicable prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Under such agreements, we may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us, our subsidiaries and the selling stockholders in the ordinary course of business. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the shares remarketed thereby.

Trading Markets and Listing of Securities

Our common stock is currently listed, and unless otherwise specified in any prospectus supplement, will be listed on the NASDAQ Global Select Market under the symbol “SCAI.” We cannot give any assurances as to the liquidity of the trading markets for our common stock.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of shares of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such shares. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, the validity of the shares of common stock being offered by this prospectus will be passed upon by Maynard, Cooper & Gale, P.C., Birmingham, Alabama. Counsel representing any underwriters, dealers or agents will be named in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Surgical Care Affiliates, Inc. incorporated into this prospectus by reference to Surgical Care Affiliates, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of ASC Operators, LLC for the year ended December 31, 2012 incorporated into this prospectus by reference to Surgical Care Affiliates, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$	*
FINRA filing fee		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent and registrar fees and expenses		**
Miscellaneous		**

Total	$	**

*	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee for the securities offered by this prospectus.
**	An estimate of the aggregate amount of these expenses will be reflected in any applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. Our Certificate of Incorporation eliminates the potential personal monetary liability of our directors to the Company or its stockholders for breaches of their duties as directors, except as otherwise required under the DGCL.

We have entered into indemnification agreements with each of our non-employee directors and employment agreements containing indemnification provisions with each of our executive officers. These agreements provide, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and By-Laws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements and employment agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Incorporation and By-Laws.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law. We currently maintain management liability insurance in the aggregate amount of $10.0 million, excess director and officer liability insurance in the aggregate amount of $20.0 million and Side A director and officer liability insurance in the aggregate amount of $10.0 million.

Item 16.	Exhibits.

The list of exhibits is set forth beginning on page II-6 of this Registration Statement and is incorporated herein by reference.

Item 17.	Undertakings.

*(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of

1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

*(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

*(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*	Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois on August 5, 2015.

SURGICAL CARE AFFILIATES, INC.

/s/ Andrew P. Hayek
By: Andrew P. Hayek
Title: President and Chief Executive Officer

* * * *

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Andrew P. Hayek, Tom De Weerdt and Richard L. Sharff, Jr., and each of them, any of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any and all pre-effective and post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for an offering hereunder that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on August 5, 2015 by the following persons in the capacities indicated below.

Name and Signature	Title

/s/ Andrew P. Hayek Andrew P. Hayek	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Tom De Weerdt Tom De Weerdt	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Thomas C. Geiser Thomas C. Geiser	Director

/s/ Frederick A. Hessler Frederick A. Hessler	Director

/s/ Curtis S. Lane Curtis S. Lane	Director

/s/ Sharad Mansukani, M.D. Sharad Mansukani, M.D.	Director

Name and Signature	Title

/s/ Jeffrey K. Rhodes Jeffrey K. Rhodes	Director

/s/ Todd B. Sisitsky Todd B. Sisitsky	Director

/s/ Lisa Skeete Tatum Lisa Skeete Tatum	Director

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Certificate of Incorporation of Surgical Care Affiliates, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2013)

4.2	By-Laws of Surgical Care Affiliates, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2013)

4.3	Registration Rights Agreement, dated as of November 4, 2013, by and among Surgical Care Affiliates, Inc. and certain stockholders (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2013)

4.4	Stockholders’ Agreement, dated as of November 4, 2013, by and among Surgical Care Affiliates, Inc. and the stockholder parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2013)

4.5	First Amendment to Stockholders’ Agreement by and between Surgical Care Affiliates, Inc. and the stockholder parties thereto, dated September 17, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 22, 2014)

5.1	Opinion of Maynard, Cooper & Gale, P.C. as to the validity of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature page to the registration statement)

*	To be filed by post-effective amendment or as an exhibit to a subsequent Current Report on Form 8-K or Quarterly Report on Form 10-Q and incorporated herein by reference, if applicable.